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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Midway Gold Corp.

We consent to the incorporation by reference in the registration statements on Form S-3 (Nos. 333-186230, 333-184475, 333-172009 and 333-165842) and on Form S-8 (No. 333-148796 and 333-148796) of Midway Gold Corp. of our reports dated March 12, 2013, with respect to the consolidated balance sheets of Midway Gold Corp. as of December 31, 2012 and 2011, and the related consolidated statements of operations, cash flows, comprehensive loss, and changes in stockholders’ equity for each of the years in the three-year period ended December 31, 2012 and the effectiveness of internal control over financial reporting as of December 31, 2012, which reports appear in the December 31, 2012 annual report on Form 10-K of Midway Gold Corp.

Vancouver, Canada

March 12, 2013

KPMG LLP, a Canadian limited liability partnership is the Canadian member firm of KPMG International, a Swiss cooperative.